UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NexTier Oilfield Solutions Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXTIER OILFIELD SOLUTIONS INC.

3990 Rogerdale Road

Houston, TX 77042

SUPPLEMENT TO PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2021

Explanatory Note

This proxy statement supplement, dated April 29, 2021 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of NexTier Oilfield Solutions Inc. (“NexTier”) filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2021 and relating to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters, 3990 Rogerdale Road, Houston, Texas 77042, at 9:30 a.m. (CDT) on Tuesday, June 15, 2021. This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The purpose of this Supplement is (1) to provide additional information with respect to the Annual Long-Term Incentive Program award of performance restricted stock units (“PSUs”) granted to Robert W. Drummond, our President & Chief Executive Officer, in fiscal 2020, and (2) to make a clarifying amendment to Proposal 4 (Approval of the Amendment and Restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan).

Waiver by Mr. Drummond of Right to Receive Portion of Annual Long-Term Incentive Program PSU Award

Mr. Drummond was granted 448,109 PSUs as part of his 2020 long-term incentive award (the “2020 LTIP PSU Award”). As described in the Proxy Statement, all of our named executive officers are entitled to receive up to 200% of the target units granted under the 2020 LTIP PSU Award upon achievement of specified performance objectives. However, Mr. Drummond has agreed to reduce the upside potential of his total 2020 LTIP PSU Award by 20% by waiving his right to receive any shares of NexTier common stock in excess of 716,974 shares under the 2020 LTIP PSU Award.

Exhibit A to this Supplement includes updates to the following Executive Compensation Tables for Mr. Drummond to reflect the waiver described above: Summary Compensation Table and Grants of Plan Based Awards in Fiscal Year 2020. The other Executive Compensation Tables and the Share Ownership information for Mr. Drummond are not impacted by the waiver.

Clarifying Amendment to Proposal 4. Approval of the Amendment and Restatement of the NexTier Oilfield Solutions Inc Equity and Incentive Award Plan

As described starting on page 59 of the Proxy Statement, we are asking stockholders to approve the amendment and restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (the “Equity Plan”) at the Annual Meeting. The amendments to the Equity Plan include amendments to increase the individual limit of shares of NexTier common stock that can be awarded in any calendar year to a participant to (i) 10% of the authorized shares under the Equity Plan for employees and consultants, and (ii) 150,000 shares for non-employee directors. We are including a clarifying amendment to specify that for purposes of calculating the maximum number of shares subject to all awards granted to any participant under the Equity Plan in any calendar year, performance awards will be measured at target. In addition, pursuant to the clarifying amendment, the maximum number of shares of NexTier common stock that may be issuable pursuant to a performance award shall not exceed 200% of the target number of shares of such award. Exhibit B to this Supplement includes a revised version of Section 2.3 of the Equity Plan included in Appendix A of the proxy statement to reflect the clarifying amendment.

Additional Information

Stockholders of record who have already submitted proxies for the Annual Meeting may revoke them, or if they wish to change their vote they may do so by:

•

Submitting written notice of revocation to NexTier Oilfield Solutions Inc., 3990 Rogerdale Rd, Houston, Texas 77042, Attn: Corporate Secretary, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on the day before the Annual Meeting

•

Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available for viewing at the website maintained for the Annual Meeting at www.proxyvote.com. We will furnish a copy of this Supplement to any stockholder by mail upon request. All requests should be made in writing and directed to our Corporate Secretary at 3990 Rogerdale Road, Houston, Texas 77042.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2021: The Proxy Statement, this Supplement, the proxy card and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available on our website at www.nextierofs.com.

Exhibit A

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Robert W. Drummond	2020	896,154	—	6,469,226	—	560,096	23,416	7,948,892
President & Chief Executive Officer	2019	839,231	—	3,717,367	—	1,443,750	30,430	6,030,778
	2018	292,308	800,000	5,779,943	—	885,000	7,452	7,764,703

(1)

With respect to 2020, amounts for Mr. Pucheu reflect the payment of a special retention bonus granted in connection with the Merger, amounts for Mr. Vaclavik reflect a special retention bonus granted in connection with the Company’s initial public offering. See “Compensation Discussion & Analysis — Retention Bonuses”) and amounts for Mr. Powell reflect payment of the Value Creation Bonus payable in connection with certification by the Compensation Committee of $100 million of annualized run-rate synergies achieved in connection with the Merger. See “Compensation Discussion & Analysis — Former NEO Agreements — Greg Powell Separation”.

(2)

Reflects the grant date fair value calculated in accordance with ASC 718 of the RSUs granted to the NEOs in each of fiscal years 2020, 2019 and 2018, and the PSUs granted to each of Messrs. Drummond, Powell, and McDonald in 2019 and each NEO in 2020, assuming target performance. See Note 12—Stock- Based Compensation in our audited consolidated and combined financial statements included in our 2020 10-K for a discussion of the assumptions used in the valuation of such awards. The grant date fair value assuming the highest level of performance conditions were achieved for the 2020 PSUs, are as follows: Mr. Drummond — $5,619,772; Mr. Pucheu — $1,210,467; Mr. McDonald — $1,861,470; Mr. Henkes — $702,471; Mr. Vaclavik — $702,471; and Mr. Powell — $285,028.

(3)

Reflects the grant date fair value calculated in accordance with ASC 718 of the stock options granted to the NEOs in fiscal year 2018. See Note 12—Stock-Based Compensation in our audited consolidated and combined financial statements included in our 2019 10-K for a discussion of the assumptions used in the valuation of such awards.

(4)	Represents amounts earned under the 2020 Executive Bonus Program. See “Compensation Discussion & Analysis — 2020 Executive Bonus Program”.

(5)	A detailed breakdown of “All Other Compensation” is provided in the table below:

Name	Year	Subsidized Life and Disability ($)	401(k) Plan Company Contribution ($)	COBRA & Severance ($)	Automobile Allowance ($)	Total ($)
Robert W. Drummond	2020	2,064	9,975	—	11,377	23,416

Grants of Plan Based Awards in Fiscal Year 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)

Robert W. Drummond	—	537,692	1,120,193	1,120,193	—	—	—	—	—	—	—
	1/2/2020	—	—	—	—	—	—	448,109	—	—	2,917,190
	1/2/2020	—	—	—	224,055	448,109	716,974	—	—	—	2,917,190
	6/4/2020	—	—	—	100,134	200,267	300,401	—	—	—	634,846

(1)

Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of performance goals for fiscal year 2020 under the 2020 Executive Bonus Program as more fully described in “—Compensation Discussion and Analysis—2020 Annual Incentives.” The amounts actually paid are reported in the Non-Equity Incentive Plan column of the Summary Compensation table. Pursuant to the 2020 Executive Bonus Plan, performance below a specific threshold will result in no payment with respect to that performance goal, and the maximum was capped at target.

(2)	Reflects the maximum bonus payable to each executive under the Company’s Executive Incentive Bonus Plan, which was capped at target for 2020.

(3)

Represents the potential number of shares associated with the payout opportunity approved by the Compensation Committee under the PSUs. The potential payouts are performance-based and therefore at risk. If earned, the units are converted to shares based on the attainment of relative TSR rank over the performance period, as described in “—Compensation Discussion and Analysis—2020 Long-Term Incentives.”

(4)	Represents shares underlying time-based RSUs, which vest ratably on each of the first three anniversaries of the date of grant.

(5)

Reflects the grant date fair value as calculated in accordance with ASC 718. Assumptions used in the valuation of equity-based awards are discussed in “Note 12—Stock-Based Compensation” in our audited consolidated and combined financial statements included in our 2020 10-K. With respect to PSUs, assumes target performance.

Exhibit B

2.3.    Limitation on Number of Shares Subject to Awards. The maximum target number of shares of Common Stock subject to all Awards granted to any one Employee or Consultant in any calendar year, as adjusted pursuant to Section 11.3, is 10% of the Authorized Shares. The maximum target number of shares of Common Stock subject to all Awards granted to any one Non-Employee Director in any calendar year, as adjusted pursuant to Section 11.3, is 150,000. The maximum number of shares that may be issuable pursuant to a Performance Award shall not exceed 200% of the target number of Common Shares subject to the Performance Award. The maximum amount of any Performance Award granted to a Participant pursuant to Section 8.2(b) that is payable solely in cash is $5,000,000 in any calendar year.